UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 587-7374

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2012, in connection with the acquisition of Complete Production Services, Inc. (“Complete”), as described in Item 2.01 below, Superior Energy Services, Inc. (the “Company”) and SESI, L.L.C., a wholly-owned subsidiary of the Company, entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.

The Credit Agreement increases the aggregate principal amount of the Company’s revolving credit facility from $325 million to $600 million and provides a term loan facility of $400 million (collectively, the “Facilities”).

A portion of the proceeds of the Facilities will be used to pay the cash consideration for the acquisition of Complete. Remaining availability under the Facilities may be used for general corporate purposes, including capital expenditures and acquisitions.

Indebtedness under the Credit Agreement is guaranteed by all of the Company’s principal domestic subsidiaries and is secured by substantially all of the assets owned by those subsidiaries, including the pledge of the Company’s ownership interest in those subsidiaries.

Borrowings made under the Credit Agreement will bear interest at fluctuating rates based on the applicable London Interbank Offered Rate, prime rate or Federal funds rate, among other factors. All outstanding revolving and term loans, and accrued and unpaid interest, will be due and payable on February 7, 2017.

The Credit Agreement contains certain affirmative and negative covenants that restricts the Company’s ability to undertake certain actions, including, among others, restrictions on certain investments, incurring additional indebtedness, undertaking mergers, acquisitions, and sales of assets, granting liens, and transactions with affiliates. The Credit Agreement also contains certain financial covenants, including leverage ratio, adjusted leverage ratio and fixed charge coverage ratio requirements.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by the full text of the Credit Agreement which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 7, 2012, the Company completed its previously announced acquisition of Complete. Pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of October 9, 2011 (the “Merger Agreement”), by and among the Company, Complete and SPN Fairway Acquisition, Inc., an indirect wholly-owned subsidiary of the Company (“Merger Sub”), Complete merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. Prior to the completion of the transaction, the Merger Agreement and the transactions contemplated thereby were approved by the Company’s stockholders, as described in Item 5.07 below.

Pursuant to the Merger Agreement, the Company issued to Complete stockholders 0.945 share of Company common stock, par value $0.001 per share (“Company Common Stock”), and paid $7.00 in cash for each share of Complete common stock outstanding at the effective time of the Merger.

The foregoing description of the Merger and the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 7, 2012, in connection with the Merger and pursuant to the terms of the Merger Agreement, the Company’s Board of Directors increased its size from eight to ten directors and appointed Messrs. W. Matt Ralls and Michael M. McShane, former directors of Complete, to serve as directors of the Company.

The appointed directors will be compensated for their services on the Company’s Board of Directors in the same manner as the Company’s other directors. At this time, neither appointed director will serve on any committees of the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Effective as of February 7, 2012, the Company amended its certificate of incorporation pursuant to a Certificate of Amendment to increase the number of authorized shares of Company Common Stock from 125,000,000 shares to 250,000,000 shares. Except for the foregoing amendment, the other terms and provisions of the Company’s certificate of incorporation remain unchanged.

The foregoing description of the Certificate of Amendment is a summary only and is qualified in its entirety by the full text of the Certificate of Amendment which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 7, 2012, the Company held a special meeting of stockholders (the “Special Meeting”) in connection with the Merger. As of December 12, 2011, the record date for the Special Meeting, there were 80,423,538 shares of Company Common Stock outstanding, each of which was entitled to one vote at the Special Meeting. The Company’s stockholders voted on the following three proposals at the Special Meeting:

(i)	a proposal to approve the issuance of shares of Company Common Stock to Complete stockholders pursuant to the Merger Agreement;

(ii)	a proposal to adopt an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Company Common Stock from 125,000,000 shares to 250,000,000; and

(iii)	any proposal to authorize the Company’s Board of Directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

The Company’s stockholders approved all three proposals. The following is a summary of the voting results for each proposal presented to stockholders at the Special Meeting:

Proposal 1 – Issuance of Company Common Stock.

Votes For	Votes Against	Abstentions	Broker Non–Votes
61,711,175	7,180,419	28,314	—

Proposal 2 – Amendment of Certificate of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non–Votes
61,680,194	7,212,988	26,727	—

Proposal 3 – Adjournment to Solicit Additional Proxies.

Votes For	Votes Against	Abstentions	Broker Non–Votes
57,053,536	11,830,655	35,707	—

Item 8.01 Other Events

On February 7, 2012, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Complete required by this Item 9.01 were previously reported in the Company’s Registration Statement on Form S-4 (File No. 333-177679), which became effective on January 5, 2012. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not included in this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item 9.01 was previously reported in the Company’s Registration Statement on Form S-4 (File No. 333-177679), which became effective on January 5, 2012. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not included in this Current Report on Form 8-K.

(d) Exhibits.

2.1	Agreement and Plan of Merger Agreement and Plan of Merger, dated October 9, 2011, by and among Superior Energy Services, Inc., SPN Fairway Acquisition, Inc. and Complete Production Services, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed October 12, 2011).

3.1	Certificate of Amendment of Certificate of Incorporation of Superior Energy Services, Inc., dated February 7, 2012.

10.1	Third Amended and Restated Credit Agreement dated February 7, 2012 among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A., and the lenders party thereto.

99.1	Press release by Superior Energy Services, Inc., dated February 7, 2012, announcing the closing of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor Chief Financial Officer

Dated: February 7, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger Agreement and Plan of Merger, dated October 9, 2011, by and among Superior Energy Services, Inc., SPN Fairway Acquisition, Inc. and Complete Production Services, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed October 12, 2011).

3.1	Certificate of Amendment of Certificate of Incorporation of Superior Energy Services, Inc., dated February 7, 2012.

10.1	Third Amended and Restated Credit Agreement dated February 7, 2012 among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A., and the lenders party thereto.

99.1	Press release by Superior Energy Services, Inc., dated February 7, 2012, announcing the closing of the Merger.